Exhibit 99.1

Biohaven Announces Scientific Leadership Transitions

•David Pirman, Ph.D. promoted to Executive Vice President and Head of Discovery
•Bruce Car, Ph.D. transitioning from Chief Scientific Officer to new role as Chief Innovation Officer focusing on external collaborations
•Warren Volles, General Counsel and Chief Legal Officer, also designated an executive officer

NEW HAVEN, Conn., July 9, 2026 — Biohaven Ltd. (NYSE: BHVN) (“Biohaven” or the “Company”) today announced scientific leadership role transitions designed to accelerate drug innovation and external collaborations. David Pirman, Ph.D., has been promoted to Executive Vice President and Head of Discovery. In this role, Dr. Pirman will lead the Company’s internal drug-discovery organization, overseeing research programs.
Dr. Car is retiring as Chief Scientific Officer and will remain with the Company as a part-time employee in the newly created role of Chief Innovation Officer, effective July 13, 2026. In this role, Dr. Car will focus on advancing Biohaven’s scientific initiatives and external collaborations including leading multiple assets under the Company’s collaboration with Bexorg, Inc. Dr. Car will continue to serve as an executive officer of the Company.
Warren Volles, General Counsel and Chief Legal Officer, has also been designated an executive officer of Biohaven and will continue to lead the Company's legal function.
Vlad Coric, M.D., Chairman and Chief Executive Officer of Biohaven, said, “We thank Bruce as he has played a central role in building Biohaven’s scientific foundation and helping translate discovery insights into multiple IND-stage programs across our portfolio. We are pleased that he will continue to bring his expertise to Biohaven in this new part-time role, with a particular focus on our collaboration with Bexorg. David’s promotion reflects his leadership and significant contributions to Biohaven’s discovery efforts, as well as his strong alignment with our continued focus on scientific innovation across our diverse portfolio of drug candidates. Together, these two executive transitions will position us to sustain our discovery momentum and pursue new CNS therapies grounded in human biology and translational innovation.”
Dr. Bruce Car added, "The timing of my retirement and transition reflects my complete confidence in Biohaven’s discovery research platforms and leadership, and genuine excitement for the future of the Biohaven portfolio.”
About the Biohaven–Bexorg Collaboration
In June 2025, Biohaven and Bexorg, Inc., a New Haven-based techbio company, announced a multi-program research collaboration to identify, de-risk, and advance next-generation therapies for CNS disorders. Under the collaboration, Bexorg's whole-brain discovery platform is used to demonstrate target engagement in relevant cell types and tissues and to generate biomarkers,

Exhibit 99.1
pharmacokinetic and pharmacodynamic relationships, and other mechanistic data supporting Biohaven preclinical programs.
About Biohaven
Biohaven Ltd. (NYSE: BHVN) is a biopharmaceutical company focused on the discovery, development, and commercialization of life-changing therapies for people with debilitating diseases, with a broad pipeline spanning neuroscience, immunology, and other therapeutic areas. For more information, visit biohaven.com.
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of certain words, including "continue", "plan", "will", "believe", "may", "expect", "potentially", "potentially groundbreaking" and similar expressions, is intended to identify forward-looking statements. Investors are cautioned that any forward-looking statements, including statements regarding the future development, timing and potential marketing approval and commercialization of development candidates, are not guarantees of future performance or results and involve substantial risks and uncertainties. Actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors including: the expected timing, commencement and outcomes of Biohaven's planned and ongoing clinical trials; the timing of planned interactions and filings with the FDA; the timing and outcome of expected regulatory filings; complying with applicable US regulatory requirements; the potential commercialization of Biohaven's product candidates; and the effectiveness and safety of Biohaven's product candidates. Additional important factors to be considered in connection with forward-looking statements are described in Biohaven's filings with the Securities and Exchange Commission, including within the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". The forward-looking statements are made as of the date of this news release, and Biohaven does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contacts
Investor Contact:
Jennifer Porcelli
Vice President, Investor Relations, Biohaven
jennifer.porcelli@biohavenpharma.com
+1 (201) 248-0741

Media Contact:
Mike Beyer
Sam Brown Healthcare Communications
mikebeyer@sambrown.com
+1 (312) 961-2502